Exhibit 10.03

EXECUTION VERSION

LEAPFROG ENTERPRISES, INC.

6401 HOLLIS STREET

EMERYVILLE, CALIFORNIA 94608-1089

LETTER WAIVER

Dated as of June 2, 2010

To the banks (collectively, the “Lenders”)

party to the Credit Agreement

referred to below and to Bank of

America, N.A., as agent for the Lenders

Ladies and Gentlemen:

We refer to the Amended and Restated Loan and Security Agreement dated as of August 13, 2009 (as amended, the “Credit Agreement”) among LeapFrog Enterprises, Inc., as borrower (the “Borrower”), Bank of America, N.A. as agent (the “Agent”) and the Lenders party thereto from time to time. Capitalized terms not otherwise defined in this Letter Waiver have the same meanings as specified in the Credit Agreement.

We hereby notify you that we do not want to have any of our Inventory considered to be Eligible Inventory. Accordingly, we hereby request that you waive, effective as of the date hereof, (i) our compliance with the requirements of clause (c) of the definition of “Borrowing Base Certificate” in Section 1.1 of the Credit Agreement, (ii) our compliance with the reporting requirements of Section 8.3.1 and clauses (b) and (c) of Section 8.3.2 of the Credit Agreement, (iii) while no Trigger Period exists, the right of the Agent to establish rent reserves pursuant to clause (b) of the definition of “Rent and Charges Reserve” and (iv) the right of the Agent to conduct appraisals of our Inventory and Equipment pursuant to Section 10.1.1(b) of the Credit Agreement, in each case until we notify you in writing of our request to have our Inventory considered for inclusion within the definition of Eligible Inventory as provided in the next succeeding paragraph. We acknowledge and agree that at Agent’s sole discretion, any or all of the foregoing waivers shall be ineffective during such periods as a Default or Event of Default exists, provided, however, to the extent a waiver of the provisions identified in clauses (i) or (ii) of the second sentence of this paragraph becomes ineffective as provided herein, compliance therewith shall apply from the date such waiver becomes ineffective. In consideration for such waivers, we agree for so long as such waivers are in effect we will not request that any of our Inventory be considered for inclusion within the definition of Eligible Inventory except as provided in the next succeeding paragraph.

We hereby agree that, in the event we notify you in writing of our request to have our Inventory considered for inclusion within the definition of Eligible Inventory, and as a condition thereof, (i) the Agent shall have conducted such inspections, examinations and appraisals of our Inventory as provided under Section 10.1.1 of the Credit Agreement as Required Lenders deem necessary and (ii) we will have submitted to the Agent the information required pursuant to clause (c) of the definition of Borrowing Base Certificate as well as the inventory report and the report of physical inventory and cycle counts required pursuant to Section 8.3.1 of the Credit Agreement.

This Letter Waiver shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Letter Waiver executed by us and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Letter Waiver.

The Credit Agreement and each of the other Loan Documents, except to the extent of the waiver specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

If you agree to the terms and provisions of this Letter Waiver, please evidence such agreement by executing and returning at least two counterparts of this Letter Waiver to C. Nathan Wood, Shearman & Sterling LLP, 525 Market Street, Suite 1500, San Francisco, California 94105, fax: (415) 616-1325, email: nwood@shearman.com, by not later than 5:00 p.m. PST on June 2, 2010.

This Letter Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Waiver by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Letter Waiver.

This Letter Waiver shall be governed by, and construed in accordance with, the laws of the State of California.

[Signatures Follow]

Very truly yours,

LEAPFROG ENTERPRISES, INC., as Borrower

By	/s/ Mark Etnyre
Name: Mark Etnyre
Title: CFO

Agreed as of the date first above written:

BANK OF AMERICA, N.A. as Agent and as a Lender

By	/s/ Steven W. Sharp
Name: Steven W. Sharp
Title: President

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN) as a Lender

By	/s/ Matt Harbour
Name: Matt Harbour
Title: Vice President